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                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in the registration statements of Cherokee Inc. on Form S-3 (File No. 333-15545) and on Form S-8 (File No. 333-14533) on our report dated July 8, 1997, on our audits of the financial statements and the financial statement schedules of Cherokee Inc. as of May 31, 1997 and June 1, 1996, and for the years ended May 31, 1997, June 1, 1996, the three months ended June 3, 1995 and the nine months ended February 25, 1997, which reports are included (or incorporated by reference) in this Annual Report on Form 10-K.


Los Angeles, CA                                  Coopers & Lybrand L.L.P.
July 15, 1997